UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 9, 2011

BROOKLYN FEDERAL BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Federal	000-51208	20-2659598
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

81 Court Street Brooklyn, NY	11201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (718) 855-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(d)           On May 9, 2011, the Company announced that Mark Hughes has been appointed to the Boards of Directors of the Company, the Bank and BFS Bancorp, MHC.  The Office of Thrift Supervision approved the appointment of Mr. Hughes to the Boards of Directors of the Company, the Bank and BFS Bancorp, MHC on May 9, 2011, pending a final background check.  Mr. Hughes was appointed to a term that expires at the next annual meeting of stockholders.  Mr. Hughes has not been appointed to any committees at this time.  Mr. Hughes has been an advisory, non-voting director of the Bank since January 2011 and has received board and attendance fees of $9,800.00 from the Bank during this period.  Mr. Hughes is a private investor and has thirty years of extensive banking and financial experience.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. None

(b)	Pro forma financial information. None

(c)	Shell company transactions. None

(d)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKLYN FEDERAL BANCORP, INC.
DATE: May 12, 2011	By:	/s/Richard A. Kielty
Richard A. Kielty
President and Chief Executive Officer